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                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants

The Board of Directors
Pope & Talbot, Inc.:


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 17, 2001 incorporated by reference in Pope & Talbot, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.

Arthur Andersen LLP

Portland, Oregon
April 4, 2001